                                                  Registration No. 333-73413


      As filed with the Securities and Exchange Commission on March 19, 1999

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
                             ----------------------
                                    FORM S-8

                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           NATIONAL QUALITY CARE, INC.
             (Exact name of registrant as specified in its charter)
             ------------------------------------------------------

Delaware                                                         84-1215959
--------                                                  ----------------------
(State or other                                              (I.R.S. Employer
jurisdiction of                                           Identification Number)
incorporation or
organization)
                         1835 South La Cienega Boulevard
                                    Suite 235
                          Los Angeles, California 90035
                                 (310) 280-2758

               (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
        -----------------------------------------------------------------

                             1998 STOCK OPTION PLAN
                           AND STOCK OPTION AGREEMENTS
                              (Full title of plan)
                              --------------------

                                Victor Gura, M.D.
                                    President
                           National Quality Care, Inc.
                         1835 South La Cienega Boulevard
                                    Suite 235
                          Los Angeles, California 90035
                                 (310) 280-2758

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)
               --------------------------------------------------

                                   Copies to:

                               Matthias & Berg LLP
                             1990 South Bundy Drive
                                    Suite 790
                          Los Angeles, California 90025
                           Attn: Jeffrey P. Berg, Esq.
                              Phone (310) 820-0083
                               Fax (310) 820-8313

(REGISTRATION STATEMENT COVER PAGE CONTINUED)


                                           CALCULATION OF REGISTRATION FEE
================================== =================== ============================ =============== ================
Title of Each Class of             Amount to be        Proposed Maximum             Proposed        Amount of
Securities to be Registered        Registered(1)       Offering Price per Share(1)  Maximum         Registration
                                                                                    Aggregate       Fee(2)
                                                                                    Offering
                                                                                    Price(1)
---------------------------------- ------------------- ---------------------------- --------------- ----------------
Common Stock, par value
$0.01 per share(3)                  1,000,000                    $0.18               $180,000         $50.04
---------------------------------- ------------------- ---------------------------- --------------- ----------------

Common Stock, par value
$0.01 per share(3)                     42,000                    $0.28               $ 11,760         $ 3.27
---------------------------------- ------------------- ---------------------------- --------------- ----------------

TOTAL                               1,042,000                                        $191,760         $53.31 (4)
================================== =================== ============================ =============== ================






----------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) Pursuant to General Instruction E, the registration fee paid in connection herewith is based on: (a) the market price of the Company's Common Stock, on March 2, 1999, with respect to the 1,000,000 shares to be registered in connection with the Company's 1998 Stock Option Plan (the "1998 Plan"), and (b) the maximum aggregate price at which shares of Common Stock underlying certain stock options unrelated to the 1998 Plan and covered by this Registration Statement are proposed to be offered.
(3) The shares registered pursuant to this Registration Statement are available for grant as of the date of this Registration Statement and available for issuance pursuant to the 1998 Plan and certain stock option agreements which are attached as exhibits to this Registration Statement.

(4) This amount has previously been paid in connection with this Registration Statement.

                               REOFFER PROSPECTUS
                               ------------------

                           NATIONAL QUALITY CARE, INC.
                                1,042,000 SHARES
                                  COMMON STOCK

                         OFFERED BY SELLING STOCKHOLDERS

         This Reoffer Prospectus (the "Prospectus") relates to the reoffer and resale of up to 1,042,000 shares (the "Shares") of common stock, par value $0.01 (the "Common Stock") of National Quality Care, Inc., a Delaware corporation (the "Company"), to be offered from time to time for the account of certain directors, officers, employees and consultants of the Company (the "Selling Stockholders") pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan"), and certain stock option agreements unrelated to the 1998 Plan, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders" and "Plan of Distribution."

         The Selling Stockholders directly, through agents designated from time to time, or through brokers, dealers, or through underwriters to be designated, may sell the shares of Common Stock offered hereby from time to time on terms to be determined at the time of sale. To the extent required by applicable law, the specific shares to be sold, the terms of the offering, including price, the names of any agent, dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying Prospectus Supplement. See "Selling Stockholders" and "Plan of Distribution."

         The Company will receive none of the proceeds from the sale of these Shares. The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be underwriters within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has paid all of the costs of the Offering with respect to the Shares to be offered by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

         The Company's Common Stock is currently listed for trading in the over-the-counter market and is quoted on the National Association of Securities Dealers, Inc. Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. under the symbol "NQCI." On March 18, 1999, the closing market price for the Common Stock as traded in the over-counter-market was approximately $0.16 per share.

                        THESE SECURITIES ARE SPECULATIVE
                       AND INVOLVE A HIGH DEGREE OF RISK.
                            ------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March 19, 1999

                              AVAILABLE INFORMATION

      The Company has filed with the Commission, a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibits. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained from the Commission at such offices upon payment of prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov.

      The Company is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; at its New York Regional Office, Room 1400, 7 World Trade Center, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2411, and copies of such materials can be obtained from the Public Reference Section at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

      The following documents, including the exhibits thereto, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      (a) Annual Report on Form 10-KSB for the year ended December 31, 1997.

      (b) Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

      (c) The description of the Common Stock which is contained in the registration statements filed under the Exchange, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

      The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to: National Quality Care, Inc., 1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035,
Attention: Ron Berkowitz, Chief Operator Officer. Telephone requests may be directed to the Company at (310) 280-2758.

      Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                   THE COMPANY

      The Company is a provider of integrated dialysis services for patients suffering from chronic kidney failure, also known as end stage renal disease.

      The Company has been in business since 1985 and currently offers dialysis services through two (2) dialysis centers in Los Angeles, California and provides home dialysis services.

      Further, the Company provides in-patient dialysis services by contract to five (5) Los Angeles County hospitals. Payment for services is primarily provided by third party payors, including Medicare, Medi-Cal (a California state health agency) and commercial insurance companies.

      The Company's current business plan includes a strategy to expand as a provider of dialysis services through the development of new dialysis facilities and the acquisition of additional dialysis facilities and other strategically related health care services in selected markets. The Company's acquisition strategy relates to the Company's intention to purchase existing dialysis facilities and other related health care services which will create synergies with the Company's dialysis services business. The Company also intends to develop and construct additional dialysis facilities.

      The market for such acquisition prospects is highly competitive and management expects that certain potential acquirors will have significantly greater capital than the Company. In addition, financing for such acquisitions or development may not be available to the Company on commercially reasonable terms. In the event the Company cannot obtain the additional financing needed to fulfill its acquisition and development strategy, the Company may be unable to achieve its proposed expansion strategy.

      The Company's principal executive offices are located at 1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035, tel. no. (310) 280-2758.

                                 USE OF PROCEEDS

      The Company will not receive any of the net proceeds from the shares of Common Stock to be offered by the Selling Stockholders, all of which net proceeds will be received by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

                              PLAN OF DISTRIBUTION

      The shares of the Company's Common Stock offered hereby by the Selling Stockholders may be sold from time to time to purchasers directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the shares of Common Stock through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of Common Stock may be deemed to be underwriters and any profit on the sale of shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of shares is made, to the extent required by applicable law, a Prospectus Supplement will be distributed which will set forth the specific shares to be sold and the terms of the offering, including the name or names of any underwriters, dealer-agents, any discounts, commissions or concessions allowed or reallowed or paid to dealers.

      The shares of Common Stock may be sold from time to time in one or more transactions at a fixed offering price which may be changed or at varying prices determined at the time of sale or negotiated prices.

      The Company has paid all of the expenses incident to the offering of the shares of the Common Stock offered by the Selling Stockholders, other than commissions and discounts of underwriters, dealers or agents.

                              SELLING STOCKHOLDERS

      This Prospectus relates to up to 1,042,000 shares of Common Stock which have been or may be acquired by the Selling Stockholders from time to time through the issuance of shares of Common Stock to certain officers, directors, employees and consultants of the Company as compensation for employment or consulting services pursuant to the 1998 Plan and certain stock option agreements unrelated to the 1998 Plan. The following table sets forth certain information with respect to Selling Stockholders, some of whom may be deemed to be "affiliates" of the Company, as such term is defined in Rule 405 of the Securities Act, as of the date of this Prospectus, as follows: (i) the name and position with the Company within the past three (3) years of each Selling Stockholder; (ii) the number of shares of Common Stock beneficially owned by each Selling Stockholder (including shares obtainable under options exercisable within sixty (60) days of such date); (iii) the number of shares of Common Stock being offered hereby, and (iv) the number and percentage of the Company's outstanding shares of Common Stock to be beneficially owned by each Selling Stockholder before and after completion of the sale of Common Stock being offered hereby. There can be no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.


                          NO. OF SHARES                     NO. OF SHARES
                          BENEFICIALLY     NO. OF SHARES    BENEFICIALLY
NAME AND ADDRESS          OWNED BEFORE     TO BE OFFERED     OWNED AFTER                PERCENT #
OF BENEFICIAL OWNER         OFFERING#       FOR RESALE        OFFERING*     BEFORE OFFERING     AFTER OFFERING*
-------------------      --------------   -------------    --------------   ---------------     ---------------

Victor Gura, M.D.(1)        2,348,611        342,000          2,006,611          23.12%              19.76%
Ron Berkowitz (2)             272,000        220,000             52,000           2.71%                **
Ronald Lang, M.D. (3)       1,487,154        102,500          1,317,154          15.00%              13.28%




      Information with respect to Selling Stockholders from time to time will be updated in supplements to this Prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act.

      As of March 19, 1999, there were issued and outstanding 9,814,878 shares of Common Stock.


(FOOTNOTES ON FOLLOWING PAGE)
-----------------------------

(FOOTNOTES FROM PRIOR PAGE)
---------------------------


# Pursuant to the rules of the Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Certain of the Selling Stockholders, as indicated below, are currently not deemed to be the beneficial owners of a certain number of shares of Common Stock which are being registered for their benefit in connection with the Registration Statement. Therefore, the number of shares of Common Stock indicated in the chart as beneficially owned by such Selling Stockholders may exceed the number of shares which are currently deemed to be beneficially owned by certain Selling Stockholders pursuant to the rules of the Commission.

* Assumes the exercise in full and sale of all the Shares registered for reoffer and resale pursuant to this Registration Statement.

**    Less than 1%



1. The address for Dr. Gura is 5901 West Olympic Boulevard, Suite 300, Los Angeles, California 90036. Dr. Gura has been granted options under the 1998 Plan to purchase up to 300,000 shares of Common Stock and options unrelated to the 1998 Plan to purchase up 42,000 shares of Common Stock, which are the subject of this Registration Statement. The exercise price for 192,000 options is $0.28 per share and for 150,000 options is $0.20 per share. The options have vested with respect to 192,000 shares, which expire on September 8, 2003, and 150,000 shares, which expire on January 14, 2004. Dr. Gura is the beneficial owner of shares of an additional 2,006,611 shares of Common Stock (which includes 800,000 shares of Common Stock owned by an affiliate of Dr. Gura). Further, the Company may issue an additional 2,842,185 shares of Common Stock and warrants to purchase up to an additional 337,500 shares of Common Stock, subject to certain future events.

2. The address for Mr. Berkowitz is 1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035. Mr. Berkowitz has been granted options under the 1998 Plan to purchase up to 120,000 shares of Common Stock, at an exercise price of $0.28 per share and an additional 100,000 shares of Common Stock, at an exercise price of $0.20 per share, which are the subject of this Registration Statement. The options have vested with respect to 120,000 shares, which expire on September 8, 2003, and 100,000 shares, which expire on January 14, 2004. Mr. Berkowitz is the registered owner of an additional 52,000 shares of Common Stock.

3. The address for Dr. Lang is 5901 West Olympic Boulevard, Suite 300, Los Angeles, California 90036. Dr. Gura has been granted options under the 1998 Plan to purchase up to 102,500 shares of Common Stock, which are the subject of this Registration Statement. The exercise price for 52,500 options is $0.28 per share and for 100,000 options is $0.20 per share. The options have vested with respect to the 52,500 shares, which expire on September 8, 2003, and 50,000 shares, which expire on January 14, 2004. Dr. Lang is the beneficial owner of an additional 1,317,154 shares of Common Stock (which include 800,000 shares of Common Stock owned by an affiliate of Dr. Lang). Further, the Company may issue an additional 947,395 shares of Common Stock and warrants to purchase up to an additional 112,500 shares of Common Stock, subject to certain future events.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

      The Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an Indemnitee of the Company in the successful defense of any such act or proceeding) is asserted by such Indemnitee in connection with securities which have been registered by the Company, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  LEGAL MATTERS

Certain matters with respect to the validity of the Shares offered hereby will be passed upon for the Company by Matthias & Berg LLP, 1990 South Bundy Drive, Suite 790, Los Angeles, California 90035. Matthias & Berg LLP currently owns options to purchase up to 128,422 shares of Common Stock, exercisable at $1.00 per share, which are not the subject of this Registration Statement.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.



                          NATIONAL QUALITY CARE, INC.

                                1,042,000 SHARES

                                OF COMMON STOCK






          TABLE OF CONTENTS
                                                               PAGE
                                                               ----


AVAILABLE INFORMATION..........................                  2
THE COMPANY....................................                  3
USE OF PROCEEDS................................                  4
PLAN OF DISTRIBUTION...........................                  4
SELLING STOCKHOLDERS...........................                  5
DISCLOSURE OF COMMISSION POSITION
 OF INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES...............................                  7
LEGAL MATTERS..................................                  7

                                  ____________
                                   PROSPECTUS
                                  ____________



                                  MARCH 19, 1999

PART I.     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1:     Plan Information.
            -----------------

      The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:     Registration Information and Employee Plan Annual Information.
            --------------------------------------------------------------

      Upon written or oral request, National Quality Care, Inc., a Delaware corporation, (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to National Quality Care, Inc., Ron Berkowitz, Chief Operating Officer, 1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035, tel no. (310) 280-2758.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:      Incorporation of Documents by Reference.
             ----------------------------------------

      The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

      (a) Annual Report on Form 10-KSB for the year ended December 31, 1997.

      (b) Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

      (c) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 5.     Interests of Named Experts and Counsel.
            ---------------------------------------

      Matthias & Berg LLP, counsel to the Registrant, has issued the opinion filed herewith as Exhibit 5.1 to this Registration Statement. Matthias & Berg LLP currently owns options to purchase up to 128,422 shares of Common Stock, exercisable at $1.00 per share, which are not the subject of this Registration Statement.

ITEM 6.     Indemnification of Directors and Officers.
            ------------------------------------------

      The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

      A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.



      The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 8:     Exhibits
            --------

4.1         1998 Stock Option Plan*
4.2         Form of Non-Qualified Stock Option Agreement for 1998 Stock Option
            Plan.*
4.3 Stock Option Agreement between the Registrant and Victor Gura, M.D., dated September 9, 1998*
5.1         Opinion of Matthias & Berg LLP*
23.1        Consent of Matthias & Berg LLP (included in Exhibit 5.1)*
23.2        Consent of KPMG LLP
23.3        Consent of Singer Lewak Greenbaum & Goldstein LLP


*Previously filed as part of this Registration Statement

----------------------------------


ITEM 9:     Undertakings
            ------------

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on From S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

      (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, California, on this 19th day of March, 1999.


                                     NATIONAL QUALITY CARE, INC.



                                     By: /s/Victor Gura, M.D.
                                        -------------------------------------
                                         Victor Gura, M.D.
                                         Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                 Capacity in Which Signed                        Date
      ---------                 ------------------------                        ----

/s/ Victor Gura, M.D.           Chief Executive Officer and Director
----------------------------    (Principal Executive Officer)                   March 19, 1999
Victor Gura, M.D.


/s/ Ron Berkowitz               Chief Operating Officer and Chief Financial
----------------------------    Officer (Principal Financial
Ron Berkowtiz                   Officer and Principal Accounting Officer)       March 19, 1999


/s/Ronald Lang, M.D.            Director                                        March 19, 1999
----------------------------
*Ronald Lang, M.D.



/s/ Melinda McIntyre-Kolpin     Director                                        March 19, 1999
----------------------------
*Melinda McIntyre-Kolpin



/s/ Jose Spiwak, M.D.           Director                                        March 19, 1999
----------------------------
*Jose Spiwak, M.D.



*By Ron Berkowitz, Attorney-In-Fact


                                  EXHIBIT INDEX
                                  -------------


Document        Description of Document
--------        -----------------------


4.1             1998 Stock Option Plan*
4.2             Form of Non-Qualified Stock Option Agreement for 1998 Stock
                Option Plan*
4.3 Stock Option Agreement between the Registrant and Victor Gura, M.D., dated September 9, 1998*
5.1             Opinion of Matthias & Berg LLP*
23.1            Consent of Matthias & Berg LLP (included in Exhibit 5.1)*
23.2            Consent of KPMG LLP
23.3            Consent of Singer Lewak Greenbaum & Goldstein LLP


------------------------------------------

*Previously filed as part of this Registration Statement.